Exhibit 3.2

                         THE NEW WORLD POWER CORPORATION
                            (A Delaware Corporation)

                          AMENDED AND RESTATED BY-LAWS

                            Effective March 28, 1996

                                    ARTICLE I

                                     OFFICES

         Section 1. The Corporation's registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

         Section 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, either within or without the State of Delaware. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held at times designated by the Board of Directors, and at such meetings the stockholders shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city where the election is to be held and which place shall be specified in the notice of the meeting, or if not so specified, at the place where said meeting is to be held, and the

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list shall be  produced  and kept at the time and place of  election  during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the Secretary, and shall be called by the Chairman of the Board at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning at least ten percent (10%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.


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         Section 11.  Nominations  of persons for  election as  directors  at an annual meeting or any special meeting of the stockholders called for the purpose of electing directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such election Meeting. Nominations by the Board of Directors shall be made at a meeting of the Board of Directors or by unanimous written consent of directors in lieu of a meeting, not less than twenty days prior to the date of the Election Meeting. At the request of the Secretary, each proposed nominee shall provide the Corporation with such information concerning such nominee as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his or her election as a director. Not less than ninety days prior to the date of an Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any stockholder who intends to nominate one or more persons for election as directors at such Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth the name, age, business address and residence address of each such person; the principal occupation or employment of each such person; the number of shares of capital stock of the Corporation which are beneficially owned by each such person; a statement that each such person is willing to be nominated; and such other information concerning each such person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such person as a director. In the event that a person is validly designated as a nominee by the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors, or a committee thereof may at any time before the Election Meeting designate a substitute nominee. If the chairman of the Election Meeting determines that a nomination was not made in accordance with the procedures set forth in these By-Laws, such nomination shall be void.

         Section 12. The Chairman of the Board or, in the absence of the Chairman, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary shall act as secretary of all meetings of the stockholders. In the absence of the Secretary from any such meeting, the secretary of such meeting shall be such person as the chairman of the meeting appoints.

         Section 13. The chairman of any meeting of the stockholders shall determine the order of business and the procedure for the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she determines to be in order.

         Section 14. Any action required by statute to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may

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be taken  without a meeting,  without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15). The number of directors for any year shall be the number fixed by resolution of the Board of Directors or, in the absence of such resolution, the number elected at the last annual meeting. The number of positions on the Board of Directors for any year, as fixed in accordance with the preceding sentence, may be increased at any time as provided by law. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. No decrease in the authorized number of directors shall have the effect of removing any director before that director's term of office expires, unless such director earlier resigns or is removed from office.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, and the directors so chosen shall hold office until the next annual meeting and until their successors are duly elected and qualified.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. The Chairman of the Board shall elected by the majority vote of the members of the Board of Directors. The Chairman of the Board shall not be an officer of the Corporation and shall have such duties as determined by these By-Laws or as from time to time determined by the Board of Directors of the Corporation.

         Section 5. A Vice Chairman of the Board may be designated by the Board of Directors to perform the duties of the Chairman in

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case of his or her absence,  death or  inability to act,  with all the powers of the Chairman of the Board.


                       Meetings of the Board of Directors

         Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. The first meeting of each newly elected Board of Directors shall be held immediately following the final adjournment of the annual meeting of the stockholders. No notice of such a meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 8. Regular meetings of the Board of Directors may be held without notice at such time and such place as shall from time to time be determined by the Board.

         Section 9. Special meetings of the Board may be called by the Chairman of the Board on forty-eight (48) hours notice to each director, either personally or by mail or by facsimile or overnight delivery service setting forth the time and place thereof; special meetings shall be called by the Chairman or Secretary in like manner and on like notice on the written request of at least one third of the directors.

         Section 10. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee of the Board may participate in a meeting of the Board or such committee by means of a conference

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telephone  or similar  communications  equipment  by means of which all  persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence in person at such meeting.

                             Committees of Directors

         Section 13. The directors may appoint an executive committee from their number. The executive committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be required for the adoption of any resolution.

         Section 14. During the intervals between the meetings of the directors, the executive committee may exercise all the powers of the directors in the management and direction of the business of the Corporation, in such manner as such committee shall deem to be in the interest of the Corporation, and in all cases in which specific directions shall not have been given by the directors, subject to any limitations imposed by statute or the Certificate of Incorporation.

         Section 15. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 16. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                            Compensation of Directors

         Section 17. Each director who is not a compensated employee of the Corporation shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, and such additional amounts for service upon committees as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing in this section shall preclude any director from serving the Corporation or any subsidiary in any other capacity and receiving proper compensation therefor.


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                                   ARTICLE IV

                                     NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed or sent by facsimile or overnight delivery service to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice shall be deemed to be given at the time when the same shall be mailed or sent as provided above.

         Section 2. Whenever any notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, including one or more Executive Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

         Section 2. The Board of Directors at its first meeting after each annual meeting of the stockholders shall choose a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


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                             Chief Executive Officer

         Section 6. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she, or any officer elected by the Board of Directors whom he or she may designate, may specify from time to time the banks in which the Corporation shall deposit its funds, what types of accounts it shall maintain and who may sign checks and drafts on such accounts and in what combinations. The Chief Executive Officer, or another person appointed by the Chief Executive Officer as his or her substitute, shall, unless otherwise directed by the Board of Directors, attend in person, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation at all meetings of the stockholders of any corporation in which the Corporation shall hold any voting securities. At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy, may vote such securities so held by the Corporation and may execute written consents and other instruments with respect to such securities and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership thereof, subject, however, to the instructions, if any, of the Board of Directors. In addition, he or she shall have such other powers and duties as may be prescribed by the Board of Directors from time to time.


                                    President

         Section 7. The President shall perform all duties as may from time to time be designated by the Chief Executive Officer or the Board of Directors.


                                 Vice-Presidents

         Section 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                       Secretary and Assistant Secretaries

         Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The

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Secretary  shall  give,  or cause to be  given,  notice of all  meetings  of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform such other duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or Board of Directors may from time to time prescribe.

                       Treasurer and Assistant Treasurers

         Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chief Executive Officer or the Board of Directors.

         Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by

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the Board of Directors,  shall,  in the absence or disability of the  Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                                 Indemnification

         Section 15. Each person who is or was a director, officer, employee or agent of the Corporation or a director who is or was serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law (but, in the case of any amendment to the applicable statute, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such statute permitted the Corporation to provide prior to such amendment), against any and all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the corporation would otherwise have the power to indemnify such person.

         Section 16. The right to indemnification conferred in Section 16 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (an "advancement of expenses"); provided, however/ that, if applicable law requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 16 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 15 and 16 of this Article V shall be deemed to be contract rights and such rights shall continue as to an indemnitee who has ceased to be a

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director,  officer,  employee  or agent and shall  inure to the  benefit  of the indemnitee's heirs, executors and administrators.

         Section 17. The right to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or may hereafter acquire under any statute, the Certificate of Incorporation, By-Laws, agreement, or vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

         Section 2. Where a certificate is signed by a transfer agent or an assistant transfer agent (other than the Corporation or a transfer clerk who is an employee of the Corporation), or by a registrar (other than the Corporation or its employee), all officer signatures may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature or signatures have been used on a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar.

                          Transfer Agent and Registrar

         Section 3. The Corporation may have such transfer agents and registrars as the Board of Directors may designate and appoint.

                                Lost Certificates

         Section  4. The Board of  Directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its

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discretion  and as a condition  precedent to the issuance  thereof,  require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfers of Stock

         Section 5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   Record Date

         Section 6. The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             Registered Stockholders

         Section 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.



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
                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    Dividends

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  Resignations

         Section 3. Any director, member of any committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified therein at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                                     Checks

         Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board of Directors may from time to time designate.

                                   Fiscal Year

         Section 5. The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                      Seal

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

                  These By-Laws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such amendment or repeal be contained in the notice of such special meeting. Such action by the Board of Directors may be effected only by the affirmative vote of at least a majority of the directors then in office.

                  The foregoing is a true and correct copy of the By-Laws effective as of March 28, 1996.

                                             Attest:



                                             Secretary

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